UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 24, 2007
HAEMONETICS CORPORATION
(Exact name of registrant as specified in its charter)
Massachusetts	1-10730	04-2882273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
400 Wood Road Braintree, MA		02184
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		781-848-7100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS, APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

At its meeting on October 24, 2007, the Compensation Committee of the Company’s Board of Directors approved the grant of options and restricted stock units to the following named executive officers. Both the options and restricted stock units vest at the rate of 25% per year over the four years following the grant date.

Name	Number of Securities Underlying Options Granted	Exercise Price	Expiration Date	Number of Restricted Stock Units
Peter Allen	18,213	$51.07	10/24/2014	1,138
Brian Concannon	22,890	$51.07	10/24/2014	1,430
Bob Ebbeling	18,879	$51.07	10/24/2014	1,179
Chris Lindop	21,238	$51.07	10/24/2014	1,327

In addition, on October 24, 2007, the Committee approved the grant of options for the purchase of an aggregate of 53,568 shares of the Company’s common stock and granted 3,345 restricted stock units under the 2005 Long-Term Incentive Compensation Plan to other executive officers. All such options and restricted stock units vest at the rate of 25% per year over the 4 years following the grant date. All of such options were granted at an exercise price of $51.07 per share.

Each option granted to named executive officers and other executive officers will terminate on the earlier of the expiration by its terms on October 24, 2014, or: (i) three months after the employee ceases to be an employee of the Company; or (ii) two years after the employee ceases to be an employee of the Company due to retirement; and in each case can be exercised prior to termination only to the extent shares were vested at the time employment terminated. Restricted stock units represent a fully paid up share in the Company’s Common Stock. The units have resale restrictions until the required vesting service period passes. If an employee ceases to be an employee of the Company, all unvested restricted stock units shall stop vesting on the last date of employment. In the event of the death of the employee, any unvested options or restricted stock units would immediately become fully vested, and in the case of options would be exercisable until expiration on October 24, 2014. In the event of the disability of an employee, options and restricted stock units would continue to vest, and in the case of options would be exercisable until expiration on October 24, 2014. In the event of a change of control, any unvested options or restricted stock units would immediately become fully vested.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAEMONETICS CORPORATION
(Registrant)

Date October 31, 2007
/s/ Christopher J. Lindop
Christopher J. Lindop, Vice President and Chief Financial Officer